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Exhibit (a)(1)(B)

         THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

Letter of Transmittal
To Tender Up to 10,000,000 Shares of Common Stock
of
FIVE STAR QUALITY CARE, INC.
at
$3.00 Net Per Share
Pursuant to the Offer to Purchase dated October 6, 2016
by
ABP Acquisition LLC
a wholly owned subsidiary of
ABP Trust

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY TIME,
ON THURSDAY, NOVEMBER 10, 2016, UNLESS THE OFFER IS EXTENDED.

The Depositary and Paying Agent for the Offer is:

Wells Fargo Bank, N.A.

By Mail: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858	By Hand or Overnight Courier: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120

FOR OFFICE USE ONLY Approved IRS Form W-9 Completed

DESCRIPTION OF SHARES TENDERED

Share Certificate(s) and Share(s) Tendered (Please attach additional signed list, if necessary)			Account Registration Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on share certificate(s)) Please make any address correction below

Certificate Number(s) and/or indicate Book- Entry shares	Total Number of Shares Represented by Certificate(s) and/or Book-Entry	Number of Shares Tendered(1)	☐ indicates permanent address change

Total Shares Tendered:

(1)	If you wish to tender fewer than all shares of Five Star Quality Care, Inc. ("FVE") represented by any certificate or held in book-entry form in an account maintained on behalf of FVE by Wells Fargo Bank, N.A., as FVE's transfer agent and registrar, you must indicate in this column the number of shares you wish to tender. Otherwise, all shares represented by share certificates or held in book-entry accounts delivered to the Depositary and Paying Agent will be deemed to have been tendered. By signing and submitting this Letter of Transmittal you warrant that the FVE shares being tendered hereby will not be sold, including through limit order request, unless properly withdrawn from the Offer. See Instruction 4.
☐
Check here if your certificates representing shares of FVE have been lost, destroyed, mutilated or stolen. I have lost my certificate(s) for shares of FVE and require assistance in replacing them. A $75.00 replacement fee must be sent in with the completed letter of transmittal. The check must be made payable to Wells Fargo Shareowner Services. If additional forms and fees are needed, you will be contacted. See Instruction 10.

         DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY AND PAYING AGENT. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE INDICATED BELOW AND, IF YOU ARE A U.S. HOLDER, COMPLETE IRS FORM W-9 ENCLOSED WITH THIS LETTER OF TRANSMITTAL. IF YOU ARE A NON-U.S. HOLDER, YOU MUST OBTAIN AND COMPLETE AN IRS FORM W-8BEN OR OTHER IRS FORM W-8, AS APPLICABLE.

         PLEASE READ THE INSTRUCTIONS CONTAINED WITHIN THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

         IF YOU WOULD LIKE ADDITIONAL COPIES OF THIS LETTER OF TRANSMITTAL OR ANY OF THE OTHER OFFERING DOCUMENTS, YOU SHOULD CONTACT THE INFORMATION AGENT, MORROW SODALI GLOBAL LLC AT (203) 658-9400 OR (800) 662-5200.

         You have received this Letter of Transmittal in connection with the offer of ABP Acquisition LLC, a Maryland limited liability company ("Purchaser"), to purchase up to 10,000,000 shares of common stock, par value $.01 per share ("Shares"), of Five Star Quality Care, Inc., a Maryland corporation ("FVE"), for $3.00 per share, net to the tendering stockholder in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 6, 2016 (as it may be amended or supplemented from time to time) and this Letter of Transmittal (as it may be amended or supplemented from time to time).

         This Letter of Transmittal is to be used by stockholders if Shares represented by Share certificates are to be forwarded for tender herewith or if Shares are held in book-entry form in an account maintained on behalf of FVE by Wells Fargo Bank, N.A. as FVE's transfer agent and registrar, are being tendered. Wells Fargo Bank, N.A. is also the Depositary and Paying Agent for this tender offer by Purchaser and in such capacity is referred to as, the "Depositary Agent."

         Shares may not be tendered by notice of guaranteed delivery. See Instruction 2.

IMPORTANT
STOCKHOLDER: SIGN HERE
(U.S. Holders Please Complete IRS Form W-9 Enclosed Herein)
(Non-U.S. Holders Please Request and Complete IRS Form W-8BEN or Other Applicable
IRS Form W-8)

(Signature(s) of Owner(s))
Name(s)

Capacity (Full Title)

(See Instructions)

Address

(Include Zip Code)

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on Share certificate(s) or, for Shares held in book-entry form, on the account maintained on behalf of FVE by Wells Fargo Bank, N.A., as FVE's transfer agent and registrar. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

GUARANTEE OF SIGNATURE(S)—APPLY MEDALLION GUARANTEE STAMP BELOW
(If required—See Instructions 1 and 5)

  SPECIAL PAYMENT INSTRUCTIONS
  (See Instructions 1, 5 and 6)

  To be completed ONLY if the check for the purchase price of Shares accepted for payment is to be issued in the name of someone other than the undersigned.

  Issue check to:

Name	(Please Print)
Address
(Include Zip Code)

(U.S. Recipient must complete the enclosed IRS Form W-9)

(Non-U.S. Recipient Please Request and Complete IRS Form W-8BEN or Other Applicable IRS Form W-8)

  SPECIAL DELIVERY INSTRUCTIONS

  To be completed ONLY if the certificate(s) or book-entry Shares not tendered or not accepted for payment and/or the check for the purchase price of Shares accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown under "Description of Shares Tendered."

  Mail to:

Name	(Please Print)
Address
(Include Zip Code)

 PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL CAREFULLY

Ladies and Gentlemen:

        The undersigned hereby tenders to ABP Acquisition LLC, a Maryland limited liability company ("Purchaser"), the above-described shares of common stock, par value $.01 per share ("Shares"), of Five Star Quality Care, Inc., a Maryland corporation ("FVE"), pursuant to the Offer to Purchase dated October 6, 2016 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), at a price of $3.00 per Share, net to the tendering stockholder in cash, without interest and less any required withholding taxes, on the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and this Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"). Purchaser is a wholly owned subsidiary of ABP Trust, a Maryland statutory trust ("ABP Trust"), which is owned by Barry M. Portnoy (a managing director of FVE) and Adam D. Portnoy. ABP Trust is the controlling stockholder of The RMR Group Inc., a Maryland corporation ("RMR Inc."). RMR Inc. is the managing member of The RMR Group LLC, a Maryland limited liability company ("RMR LLC"), which provides management services to FVE. ABP Trust owns directly and indirectly, an approximate 51.8% economic interest in RMR LLC. The undersigned understands that Purchaser reserves the right to transfer or assign, from time to time, in whole or in part, to one or more of its affiliates, the right to purchase the Shares tendered herewith. As of October 4, 2016, there were 49,519,051 outstanding Shares. If more than 10,000,000 Shares in the aggregate are properly tendered and not properly withdrawn, Purchaser will purchase Shares properly tendered and not properly withdrawn on a pro rata basis with appropriate adjustments to avoid the purchase of fractional shares. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, November 10, 2016, unless the Offer is extended (the "Expiration Time").

        Upon the terms and subject to the conditions of the Offer, and effective upon acceptance for payment of some or all of the Shares tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of Purchaser all right, title and interest in and to all of the Shares that are being tendered hereby if and to the extent so accepted for payment, and any and all cash dividends, distributions, rights, other Shares or other securities issued or issuable in respect thereof on or after the Expiration Time (collectively, "Distributions") and irrevocably constitutes and appoints Wells Fargo Bank, N.A. in its capacity as Depositary and Paying Agent for the Offer (the "Depositary Agent") the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Shares (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to the fullest extent of such stockholder's rights with respect to such Shares and any Distributions, to (i) deliver certificates for such Shares (and any and all Distributions) or transfer ownership of such Shares (and any and all Distributions) on the account books of FVE maintained by Wells Fargo Bank, N.A. as FVE's transfer agent and registrar, together, in either case, with all accompanying evidence of transfer and authenticity, to or upon the order of Purchaser, (ii) present such Shares (and any and all Distributions) for transfer on the books of FVE and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any and all Distributions), all in accordance with the terms and subject to the conditions of the Offer.

        By executing this Letter of Transmittal, or a copy thereof, the undersigned hereby irrevocably appoints Adam D. Portnoy, Matthew P. Jordan and Jennifer B. Clark in their respective capacities as officers of Purchaser, and any individual who shall thereafter succeed to any such office of Purchaser, and each of them, and any other designees of Purchaser, the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote at any annual or special meeting of FVE stockholders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, and to otherwise act as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, all of the Shares (and any and all Distributions) tendered hereby and accepted for payment by Purchaser. This appointment will be effective if and when, and only to the extent that, Purchaser accepts such Shares for payment pursuant to the Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for payment of such Shares in accordance with the terms of the Offer. Such acceptance for payment shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such Shares (and any and all Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective).

        Purchaser reserves the right to require that, in order for the Shares to be deemed validly tendered, immediately upon Purchaser's acceptance for payment of such Shares, Purchaser must be able to exercise full voting, consent and other rights with respect to such Shares (and any and all Distributions), including voting at any meeting of FVE stockholders.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and all Distributions and that, when any of the same are accepted for payment by Purchaser, Purchaser will acquire good, marketable and unencumbered title thereto and to all Distributions, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned hereby represents and warrants that the undersigned is the registered owner of the Shares or the certificate(s) have been endorsed to the undersigned in blank. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary Agent or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby and all Distributions. In addition, the undersigned shall remit and transfer promptly to the Depositary Agent for the account of Purchaser all Distributions in respect of the Shares tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, Purchaser shall be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire purchase price of the Shares tendered hereby or deduct from such purchase price, the amount or value of such Distribution as determined by Purchaser in its sole discretion.

        It is understood that the undersigned will not receive payment for any Shares unless and until such Shares are accepted for payment and, in the case of Shares held in certificated form, until the certificate(s) owned by the undersigned are received by the Depositary Agent at the address set forth above, together with such additional documents as the Depositary Agent may require, or, in the case of Shares held in book-entry form, ownership of shares is validly transferred on the account books of FVE maintained by the Wells Fargo Bank, N.A. as FVE's transfer agent and registrar, and until the same are processed for payment by the Depositary Agent. It is understood that the method of delivery of the Shares, the certificate(s) and all other required documents is at the option and risk of the undersigned and that the risk of loss of such Shares, certificate(s) and other documents shall pass only after the Depositary Agent has actually received the Shares or certificate(s) (including, in the case of a book-entry transfer, by book-entry confirmation).

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

        The undersigned understands that the valid tender of the Shares pursuant to any one of the procedures described in "Section 2. Procedure for Tendering Shares" in the Offer to Purchase and in

the Instructions hereto will constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms or conditions of any such extension or amendment).

        Unless otherwise indicated herein under "Special Payment Instructions," please issue the check for the purchase price in the name(s) of the registered owner(s) appearing under "Description of Shares Tendered." Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the purchase price and/or return any certificates or book-entry account statements representing Shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered owner(s) appearing under "Description of Shares Tendered."

 INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

        1.     Guarantee of Signatures.    No signature guarantee is required on this Letter of Transmittal if this Letter of Transmittal is signed by the registered holder(s) of Shares tendered herewith, unless such registered holder(s) has completed the box entitled "Special Payment Instructions" on the Letter of Transmittal. See Instruction 5.

        2.     Delivery of Letter of Transmittal and Certificates or Book-Entry Confirmations.    This Letter of Transmittal is to be completed by stockholders if Shares represented by Share certificates are to be forwarded for tender herewith or if Shares are held in book-entry form in an account maintained on behalf of FVE by Wells Fargo Bank, N.A. as FVE's transfer agent and registrar, are being tendered. Wells Fargo Bank, N.A. is also the Depositary and Paying Agent for the Offer and in such capacity is referred to as, the "Depositary Agent." Share certificates evidencing tendered Shares, as well as this Letter of Transmittal (or a copy hereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Depositary Agent at one of its addresses set forth herein prior to the Expiration Time. If Share certificates are forwarded separately to the Depositary Agent, a properly completed and duly executed Letter of Transmittal must accompany each such delivery. Shares may not be tendered by notice of guaranteed delivery. Pursuant to the procedures described in this Letter of Transmittal in order for Shares to be validly tendered under the Offer, the Depositary Agent must receive, at one of the addresses set forth above and prior to the Expiration Time of the Offer, either certificates representing the tendered Shares or, in the case of tendered Shares held in book-entry form on the records of FVE, a book-entry confirmation of that delivery.

        By signing and submitting this Letter of Transmittal you warrant that the Shares tendered by this Letter of Transmittal, including tendered Shares held in book-entry on the records of FVE, will not be sold, including through limit order request, unless properly withdrawn from the Offer.

        The method of delivery of this Letter of Transmittal, Share certificate(s) and all other required documents is at the election and the risk of the tendering stockholder. Delivery of all such documents will be deemed made and risk of loss of the certificate(s) shall pass only when actually received by the Depositary Agent (including, in the case of tendered Shares held in book-entry form on the records of FVE, by book-entry confirmation). If such delivery is by mail, it is recommended that all such documents be sent by registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.

        LETTERS OF TRANSMITTAL MUST BE RECEIVED IN THE OFFICE OF THE DEPOSITARY AGENT BEFORE THE EXPIRATION TIME OF THE OFFER. SHARES MAY NOT BE TRANSFERRED BY NOTICE OF GUARANTEED DELIVERY.

        No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be exchanged. All tendering stockholders, by execution of this Letter of Transmittal (or a copy hereof), waive any right to receive any notice of the acceptance of their Shares for payment.

        All questions as to validity, form and eligibility of the surrender of any Shares or certificate(s) hereunder will be determined by Purchaser (which may delegate power in whole or in part to the Depositary Agent). Purchaser reserves the right to waive any irregularities or defects in the surrender of any Shares or certificate(s). A surrender will not be deemed to have been made until all irregularities have been cured or waived. Neither Purchaser nor the Depositary Agent will be under any duty to give notification of any defects or irregularities.

        3.     Inadequate Space.    If the space provided herein is inadequate, the certificate(s) or account number(s) and/or the number of Shares and any other required information should be listed on a separate schedule attached hereto and separately signed on each page thereof in the same manner as this Letter of Transmittal is signed.

        4.     Partial Tenders.    If fewer than all of the Shares evidenced by any certificate or held in book-entry form are to be tendered, fill in the number of Shares that are to be tendered in the column entitled "Number of Shares Tendered" in the box entitled "Description of Shares Tendered" above. In that case, if any tendered Shares are purchased, a direct registration book-entry statement for the remainder of the Shares (including any Shares not purchased) evidenced by the old certificate(s) or held in book-entry form on the records of FVE will be issued and sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the Expiration Time. Unless otherwise indicated, all shares represented by the certificate(s) or book-entry accounts set forth above and delivered to the Depositary Agent will be deemed to have been tendered. In each case, Shares will be returned or credited without expense to the stockholder. Shares accepted for tender will be debited on a first-in/first-out basis for cost basis reporting.

        5.     Signatures on Letter of Transmittal, Stock Powers and Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) or in which the book-entry accounts of FVE maintained by Wells Fargo Bank, N.A. are registered without alteration, enlargement or any change whatsoever.

        If any of the Shares tendered hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

        If any of the tendered Shares are registered in different names on several certificates or in several book-entry accounts maintained by Wells Fargo Bank, N.A., it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

        If this Letter of Transmittal or any certificates or stock powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchaser of the authority of such person so to act must be submitted. If this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made in the name of a person other than the registered holder(s). Signatures on any such Share certificates or stock powers must be guaranteed by a financial institution (which term includes most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an "Eligible Institution").

        If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) or book-entry account listed and transmitted hereby, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s). Signature(s) on any such Share certificates or stock powers must be guaranteed by an Eligible Institution.

        6.     Stock Transfer Taxes.    Except as otherwise provided in this Instruction 6, Purchaser or any successor entity thereto will pay all stock transfer taxes with respect to the transfer and sale of any Shares to it pursuant to the Offer (for the avoidance of doubt, transfer taxes do not include U.S. federal income taxes or withholding taxes). If, however, consideration is to be paid to any person(s) other than the registered holder(s), or if tendered certificate(s) or book-entry accounts for Share(s) are registered in the name of any person(s) other than the person(s) signing this Letter of Transmittal, Purchaser will not be responsible for any stock transfer or similar taxes (whether imposed on the registered holder(s) or such other person(s) or otherwise) payable on account of the transfer to such other person(s) and no consideration shall be paid in respect of such Share(s) unless evidence satisfactory to Purchaser of the payment of such taxes, or exemption therefrom, is submitted.

        7.     Special Payment and Delivery Instructions.    If a check is to be issued in the name of a person other than the signer(s) of this Letter of Transmittal or if a check and/or such certificates or book-entry statements are to be mailed to a person other than the signer(s) of this Letter of Transmittal or to an address other than that shown in the box titled "Description of Shares Tendered" above, the appropriate boxes on this Letter of Transmittal should be completed. Tax implications apply to the registered holder (i.e., person identified in the box titled "Description of Shares Tendered" above) at the time of transfers unless gift or inheritance rules apply. For tax-related information or questions, contact your tax advisor.

        8.     Backup Withholding.    Under U.S. federal income tax laws, the Depositary Agent will be required to withhold a portion of the amount of any payments made to certain stockholders pursuant to the Offer. In order to prevent such backup withholding, a tendering stockholder that is a U. S. person (for U.S. federal income tax purposes) is required to provide the Depositary Agent with a correct Taxpayer Identification Number ("TIN") on IRS Form W-9. The stockholder must, under penalties of perjury, certify that such number is correct and that such stockholder is not subject to backup withholding or, alternatively, establish another basis for exemption from backup withholding. Failure to provide the information requested on IRS Form W-9 may subject the tendering stockholder to penalties imposed by the Internal Revenue Service and to backup withholding at the applicable federal withholding rate. See the enclosed IRS Form W-9 and the instructions thereto for additional information.

        Certain stockholders (including, for example, corporations, financial institutions, tax-exempt entities and IRA plans) are not subject to backup withholding. A foreign ("nonresident alien") stockholder should submit an appropriate and properly completed IRS Form W-8, a copy of which may be obtained from the Depositary Agent or may be downloaded from the Internal Revenue Service's website at the following address: www.irs.gov, in order to avoid backup withholding.

        9.     Requests for Assistance or Additional Copies.    Questions or requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal, or IRS Forms W-8 or W-9, which will be provided at Purchaser's expense, may be directed to the Information Agent at the address and phone numbers set forth below, or from brokers, dealers, commercial banks or trust companies.

        10.   Waiver of Conditions.    Subject to the terms and conditions of the Offer to Purchase, Purchaser reserves the right, in its sole discretion, to waive any of the conditions of the Offer.

        11.   Lost, Destroyed, Mutilated or Stolen Certificates.    If any of your certificates have been lost, destroyed, mutilated or stolen, please check the box on the cover page of this Letter of Transmittal and indicate the number of shares that need to be replaced. A $75.00 certificate replacement fee must be mailed in with your completed Letter of Transmittal. The check must be made payable to Wells Fargo Shareowner Services. If there are additional forms or fees needed, you will be contacted.

        12.   Withdrawal of Shares Tendered.    Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Time and you may also withdraw your previously tendered Shares at any time after Monday, December 5, 2016 unless such Shares have been accepted for payment as provided in the Offer. After an effective withdrawal you may resubmit to the Depositary Agent a completed replacement of this Letter of Transmittal and any other documents required by the Offer for properly tendering Shares prior to the Expiration Time. For a withdrawal of Shares to be effective, the Depositary Agent must receive from you a written notice of withdrawal at one of its addresses set forth on this Letter of Transmittal and your notice must include your name and the number of Shares to be withdrawn, as well as the name of the registered holder(s) thereof, if it is different from that of the person who tendered the Shares.

        Important:    This Letter of Transmittal together with any required signature guarantees, and any other required documents, must be received by the Depositary Agent prior to the Expiration Time and certificates for tendered Shares must be received by the Depositary Agent prior to the Expiration Time. SHARES MAY NOT BE TRANSFERRED BY NOTICE OF GUARANTEED DELIVERY.

IMPORTANT TAX INFORMATION

        Under U.S. federal income tax laws, the Depositary Agent will be required to withhold a portion of the amount of any payments made to certain stockholders pursuant to the Offer. In order to prevent such backup withholding, a tendering stockholder that is a United States person (for U.S. federal income tax purposes) is required to provide the Depositary Agent with a correct Taxpayer Identification Number ("TIN") on IRS Form W-9. If such stockholder is an individual, the TIN is such stockholder's Social Security Number. Failure to provide the information requested on IRS Form W-9 may subject the tendering stockholder to penalties imposed by the Internal Revenue Service and to backup withholding at the applicable federal withholding rate.

        Certain stockholders (including, for example, corporations, financial institutions, tax-exempt entities and IRA plans) are not subject to these backup withholding and reporting requirements. In order for a non-U.S. person to claim nonresident alien (or foreign) tax status and qualify for an exemption from backup withholding, such individual must submit an appropriate and properly completed IRS Form W-8, attesting to that individual's foreign status. Such IRS Form W-8 may be obtained from the Depositary Agent or may be downloaded from the Internal Revenue Service's website at the following address: www.irs.gov.

        If backup withholding applies, the Depositary Agent is required to withhold 28% of any reportable payments made to the stockholder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service if required information is timely furnished.

ADDITIONAL INFORMATION

        Questions and requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth below. Requests for copies of the Offer to Purchase, this Letter of Transmittal and other tender offer materials may also be directed to the Information Agent. A Stockholder may also contact such stockholders' broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

470 West Avenue
Stamford, Connecticut 06902

Banks and Brokerage Firms Call: (203) 658-9400
Stockholders Call Toll Free: (800) 662-5200
E-mail: tenderinfo@morrowco.com

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  Exhibit (a)(1)(B)
IMPORTANT STOCKHOLDER: SIGN HERE (U.S. Holders Please Complete IRS Form W-9 Enclosed Herein) (Non-U.S. Holders Please Request and Complete IRS Form W-8BEN or Other Applicable IRS Form W-8)
PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL CAREFULLY
INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER